REVISED APPENDIX A TO THE
                              SUBADVISORY AGREEMENT
                              ---------------------

SERIES I FUNDS (EFFECTIVE FEBRUARY 13, 2003):
--------------------------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I

SERIES II FUNDS (EFFECTIVE SEPTEMBER 2, 2003):
---------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond LS Protected Growth Fund II

SERIES III FUNDS (EFFECTIVE DECEMBER 11, 2003):
-----------------------------------------------

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III
Black Diamond LS Protected Growth Fund III



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COMPENSATION
------------

--------------------------------------------------------------------------------
INDEX FUNDS                                      COMPENSATION (AS A PERCENTAGE
                                                 OF THE AGGREGATE AVERAGE DAILY
                                                 NET ASSETS OF ALL THE INDEX
                                                 FUNDS AT AN ANNUALIZED RATE
                                                 ACCORDING TO THE FOLLOWING FEE
                                                 SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected 500 Series I   0.50% of the first $2 billion,
Black Diamond Principal Protected 100 Series I   0.45% of the excess over $2
Black Diamond Principal Protected 2000 Series I  billion up to $3 billion,
Black Diamond Principal Protected 400 Series I   0.40% of the excess over $3
                                                 billion up to $4 billion and
                                                 0.35% of the excess over $4
                                                 billion.

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund
II

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III

--------------------------------------------------------------------------------
LS FUNDS                                         COMPENSATION (AS A PERCENTAGE
                                                 OF THE AVERAGE DAILY NET
                                                 ASSETS OF EACH LS FUND AT AN
                                                 ANNUALIZED RATE ACCORDING TO
                                                 THE FOLLOWING FEE SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected LS Series I    0.125%, plus an amount equal
Black Diamond LS Protected Growth Fund II        to 12.5% of the amount by
Black Diamond LS Protected Growth Fund III       which the return of the Fund
                                                 at each calendar quarter-end
                                                 exceeds the highest previous
                                                 calendar quarter-end return of
                                                 the Fund.
--------------------------------------------------------------------------------

If during the term of this Agreement, the Subadviser charges a lower fee to any other comparable client or account (taking into account, among other things, amounts under management, level of costs associated with implementing trading strategies, related administrative requirements and expenses, and other relevant factors) other than "Governmental Clients" (as defined below), the Subadviser shall reduce its fees under this Agreement to the lowest comparable fee rate it charges such other comparable client or account and any reduction in the Subadviser's fee hereunder shall relate back and be effective as of the earliest date such lower fee was charged to such other client or account. For purposes of this Agreement, the term "Governmental Client" shall mean and include any client of the Subadviser that is a federal, state or local governmental or quasi-governmental entity, or any agency, division, subdivision, unit or instrumentality thereof, or pension plan or trust relating thereto, including, without limitation, the California Public Employees Retirement System.


Appendix Amended:  November 10, 2003




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